Exhibit 4.7

[***] R&D Agreement

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

[***] Research and Development Agreement

This [***] Research and Development Agreement (the “Agreement”) is made and entered into on September 1, 2025 by and between the following parties:

BGIN TECHNOLOGIES PTE. LTD (“BGIN”), a company incorporated under the laws of Singapore, [***],

and

Shenzhen Atke Tech Limited (“Atke”), a company incorporated under the laws of People’s Republic of China, [***].

BGIN and Atke hereto are collectively referred to as the “Parties” and individually as a “Party.”

1.	Project

1.1	[***] Project Atke shall provide the [***] research and development services and deliver deliverables as agreed in this Agreement;

1.2	Project Term and Method:

1.2.1	The Project term is [***] months, subject to reasonable adjustments as mutually agreed in writing by both Parties.

1.2.2	Atke shall implement the Project in accordance with BGIN’s requirements and technical requirements, and ensure that the design results meet industry standards and BGIN’s quality requirements.

1.2.3	Atke shall submit a detailed project plan (the “Project Plan”) within five (5) working days following the mutual execution of this Agreement by both Parties. The Project Plan shall set out milestones and corresponding deliverables. Deliverables of each milestone shall be deemed as accepted by BGIN only upon BGIN’s written confirmation.

1.2.4	Atke shall provide necessary technical support and training to ensure that BGIN can understand and properly utilize the deliverables.

1.3	Total Project Amount: [***]

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[***] R&D Agreement

2.	Payment Term and Method

2.1	Payment Terms

2.1.1	Initial Payment: [***]

2.1.2	Interim Installments: [***]

2.2	The designated bank account of Atke is as follows:

[***]

3.	BGIN’s rights and obligations

3.1.	BGIN has the right to require Atke to carry out the Project according to BGIN’s requirements;

3.2.	BGIN shall have the right to know all contents in the process of this Project, including, without limitations, progress and quality;

3.3.	BGIN shall pay the amount to Atke according to this Agreement. If Atke’s phased achievements fail to meet the requirements of BGIN, BGIN has the right to terminate the contract.

4.	Atke’s rights and obligations

4.1.	Atke shall ensure that the Project meets the requirements of BGIN;

4.2.	Atke shall not disclose the relevant materials provided by BGIN to any third party in any way without BGIN’s written consent; otherwise, Atke shall bear all losses caused to BGIN;

4.3.	Upon BGIN’s confirmation of each milestone, Atke shall provide relevant instructions and support to the staff of BGIN

4.4.	Unless otherwise stipulated by laws, regulations, or binding contracts, all data, information, and existing or future rights and interests arising from this cooperation shall belong to BGIN. BGIN reserves the right to independently or through third parties conduct secondary development and utilization of such data. Under no circumstances shall Atke use BGIN’s data for algorithm training, or analyze data for any third-party’s brand for marketing promotion or business development without prior written consent from BGIN.

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5.	Intellectual Property and Confidentiality

5.1.	Atke shall not infringe the intellectual property rights of any third party during the Project, otherwise Atke shall bear all the responsibilities;

5.2.	The business and technical secrets of each party known to the other party during the negotiation period and the validity period of this agreement, which need to be kept confidential by both parties, shall not be disclosed or made public to third parties during the negotiation period, the validity period, and after the termination of the Agreement. This shall not become invalid due to the dissolution, termination, or revocation of the Agreement.

5.3.	During the Project, Atke’s employees including but not limited to management, development, design and maintenance personnel shall not disclose confidential information of BGIN, such as unpublished policies, customer data, new products and pricing. Atke shall bear the confidentiality responsibility for such information, and BGIN reserves the right to hold Atke accountable.

5.4.	The disclosure of confidential information by either Party under the following circumstances shall not be deemed a violation of this agreement:

5.4.1.	The information is already publicly known at the time of disclosure;

5.4.2.	The information is disclosed pursuant to the prior written consent of the other Party;

5.4.3.	One Party discloses the information as required by government, judicial, or other departments with jurisdiction over it in the execution of official duties in accordance with laws and regulations, provided that the party first notifies the other party in writing of the exact nature of the trade secrets to be disclosed before the disclosure.

6.	Liability for Breach Contract

6.1.	If Atke fails to complete the work within one month after receiving the requirements from BGIN, fails to obtain confirmation for any milestone, or breaches the terms of this contract, BGIN may unilaterally terminate the contract. In such case, Atke shall pay 10% of the total project amount. If the actual losses incurred by Atke to BGIN exceed the aforementioned penalty amount, Atke shall compensate BGIN for the actual losses suffered.

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7.	Force Majeure

7.1.	In case of force majeure events such as natural disasters, floods, earthquakes, acute infectious diseases, strikes, wars, military operations (whether declared or not), terrorist incidents, changes in national laws and regulations, government actions (hereinafter referred to as “Force Majeure”) that are unforeseeable by both parties, and whose occurrence and consequences are unavoidable and insurmountable, resulting in the inability to perform the obligations under this agreement, the liability for breach of contract of the breaching party shall be exempted during the duration of the Force Majeure event.

7.2.	The party unable to perform this agreement due to Force Majeure shall notify the other party of the Force Majeure event and the predicted impact within three working days from the date of occurrence of the Force Majeure event. In addition, after the Force Majeure event is eliminated, the party unable to perform this agreement due to Force Majeure shall resume performance of its obligations under this agreement as soon as possible. If a party is actually unable to perform or the actual performance has become meaningless due to Force Majeure, or if the Force Majeure event lasts for more than ninety (90) days, either party may terminate this agreement by giving written notice to the other party without being liable for breach of contract.

8.	Dispute Resolutions

8.1.	In the event of any disputes arising during the performance of this Agreement, the two parties shall first seek to resolve them through friendly consultations. If the consultations fail, the two parties shall submit the disputes to the Singapore International Arbitration Centre (SIAC) for arbitration in accordance with the arbitration rules of the Singapore International Arbitration Centre. The place of arbitration shall be Singapore. The number of arbitrators shall be one. The arbitration proceedings shall be conducted in English.

8.2.	The formation, validity, performance, and interpretation of this Agreement, as well as the resolution of any disputes arising herefrom, shall be governed by and construed in accordance with the laws of Singapore.

9.	Other

9.1.	This Agreement shall come into force after being executed or sealed by both parties.

9.2.	This contract is made in duplicate with each party holding one copy and each copy having the same legal effect.

9.3.	For matters not covered herein, both parties shall sign a supplementary contract through separate negotiation. The supplementary contract shall have the same legal effect as this Agreement.

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[***] R&D Agreement

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date below.

BGIN: BGIN TECHNOLOGIES PTE. LTD.	Atke:Shenzhen Atke Tech Limited

(Seal)	(Seal)

Date: September 1, 2025	Date: September 1, 2025

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